                                                                EXHIBIT (3)B.

                                     INDEX
                                       TO
                                    BY-LAWS
                                       OF
                                SUMMIT BANCORP.

                           RESTATED OCTOBER 18, 1995

ARTICLE I - OFFICES
     Section  1.      Registered Office

ARTICLE II - MEETINGS OF SHAREHOLDERS
     Section  1.      Annual Meeting
     Section  2.      Special Meetings
     Section  3.      Place of Meetings
     Section  4.      Notice of Meetings
     Section  5.      Notice of Shareholder Business and Nominations
     Section  6.      Conduct of Meeting
     Section  7.      Quorum and Adjournment
     Section  8.      Vote of Shareholders

ARTICLE III - BOARD OF DIRECTORS
     Section  1.      Number
     Section  2.      General Powers
     Section  3.      Place of Meetings
     Section  4.      Organization Meeting
     Section  5.      Regular Meetings
     Section  6.      Special Meetings: Notice
     Section  7.      Quorum and Manner of Acting
     Section  8.      Voting
     Section  9.      Directors' Compensation
     Section 10.      Action Without Meeting
     Section 11.      Resignations
     Section 12.      Vacancies
     Section 13.      Eligibility

ARTICLE IV - COMMITTEES OF THE BOARD: EXECUTIVE COMMITTEE
     Section  1.      Constitution and Powers
     Section  2.      Regular Meetings
     Section  3.      Special Meetings
     Section  4.      Records
     Section  5.      Executive Committee




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ARTICLE V - AUDIT COMMITTEE
    Section  1.        Appointment
    Section  2.        Selection of Certified Public Accountants:
                       Conferences Therewith
    Section  3.        Conferring with Officers of the Corporation

ARTICLE VI - OFFICERS
    Section  1.        Officers
    Section  2.        Election and Term of Office
    Section  3.        Chief Executive Officer
    Section  4.        Chairman
    Section  5.        President
    Section  6.        Chairman of the Executive Committee
    Section  7.        Vice Chairmen
    Section  8.        Vice Presidents
    Section  9.        Secretary, Treasurer and Comptroller
    Section 10.        Auditor
    Section 11.        Compensation

ARTICLE VII - STOCK AND TRANSFERS OF STOCK
    Section  1.        Stock Certificates
    Section  2.        Transfer Agents and Registrars
    Section  3.        Transfers of Stock
    Section  4.        Lost Certificates

ARTICLE VIII - CORPORATE SEAL
    Section  1.        Seal
    Section  2.        Affixing and Attesting

ARTICLE IX - MISCELLANEOUS
    Section  1.        Fiscal Year
    Section  2.        Signatures on Negotiable Instruments
    Section  3.        Shares of Other Corporations
    Section  4.        References to Article and Section
                       Numbers and to the Certificate of Incorporation
    Section  5.        Indemnification and Insurance
    Section  6.        Waiver of Notice

ARTICLE X - AMENDMENTS



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                                                   As Restated October 18, 1995

                                    BY-LAWS
                                       OF
                                SUMMIT BANCORP.


                                   ARTICLE I.

                                    OFFICES.

     Section 1. Registered Office. The registered office of Summit Bancorp. (the "Corporation") shall be at 301 Carnegie Center, Princeton, New Jersey.

                                  ARTICLE II.

                            MEETINGS OF SHAREHOLDERS

     Section 1. Annual Meeting. An annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held in each calendar year. Unless the Board of Directors fixes another date or time, which the Board is hereby authorized to do, the annual meeting shall be held at 3:00 P.M. on the third Monday in April of each year, if not a legal holiday, and if a legal holiday, the next business day not a legal holiday.

     Section 2. Special Meetings. Except as otherwise provided by law, special meetings of the shareholders may be called at any time only by the Chairman, any Vice Chairman, the President or a majority of the entire Board of Directors, as defined in Article III, Section 1. Only such business may be transacted at any special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to Section 4 hereof.

     Section 3. Place of Meetings. Each meeting of shareholders shall be held at such place either within or outside the State of New Jersey as may be designated by the Board of Directors.

     Section 4. Notice of Meetings. Except as otherwise provided or permitted by law, the Certificate of Incorporation, or the By-Laws, written notice of each meeting of shareholders shall be given to each shareholder of record entitled to vote either by delivering such notice to the shareholder personally or by mailing the same to the shareholder. If mailed, the notice shall be directed to the shareholder in a postage-prepaid envelope at the shareholder's address as it appears on the records of the Corporation. Notice of each meeting shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, and shall be given or mailed not less than ten nor more than sixty days before the date of the meeting. No notice of the time and place of an adjourned annual or special meeting of shareholders need be given other than by announcement at the meeting at which such



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

adjournment is taken, unless a new record date is fixed by the Board. Except as prohibited by law, any previously scheduled meeting of the shareholders may be postponed and any special meeting of the shareholders may be canceled by resolution of the Board of Directors upon public announcement given prior to the date previously scheduled for such meeting.

     Section 5.  Notice of Shareholder Business and Nominations.

     (a) Annual Meetings of Shareholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders: (A) pursuant to the Corporation's notice of meeting; (B) by or at the direction of the Board of Directors; or (C) by any shareholder of the Corporation who was a shareholder of record at the time of giving of a shareholder's notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-law.

     (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (C) of Section 5(a)(1) of this By-Law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 80th day nor earlier than the close of business on the 100th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 100th day prior to such annual meeting and not later than the close of business on the later of the 80th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth: (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors nominated by the Board of Directors and those not nominated by the Board of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and a written representation by such person that such person, at the time of notification satisfies, and, on the date of the meeting of shareholders at which such nomination would be voted upon and thereafter during the continuation of directorship, will satisfy, the qualifications for service as a director of Section 13 of Article III of these By-Laws; (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on

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whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and the record owner of the shares beneficially owned, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, (iii) a description of all agreements, arrangements or understandings between such shareholder and beneficial owner and any other shareholder or beneficial owner relating to the matter to be voted on and any financial or contractual interest of such shareholder or beneficial owner in the outcome of such vote and (iv) such other information regarding the matter to be voted on and the shareholder or beneficial owner intending to present the matter for a vote as would be required to be included in a proxy statement soliciting the vote of shareholders in respect of such matter pursuant to the proxy rules of the Securities and Exchange Commission.

     (3) Notwithstanding anything in the second sentence of Section 5(a)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 80 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

     (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting: (A) by or at the direction of the Board of Directors; or (B) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who was a shareholder of record at the time of giving of a shareholder's notice provided for in this By-Law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by Section 5(a)(2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 70th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.




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


     (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to be voted for or elected by the shareholders as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

     (2) For purposes of this By-Law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Bloomberg, Reuters, Business Wire, PR News Wire or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act or in a notice mailed to shareholders of record.

     (3) Notwithstanding the foregoing provisions of this By-Law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (A) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or
(B) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

     Section 6. Conduct of Meeting. At each meeting of shareholders, unless otherwise determined by the Board of Directors, the Chairman, or if the Chairman is not present, the President, or if the President is not present a Vice Chairman, or if none of the foregoing is present the Chairman of the Executive Committee, or in the absence of all of the aforementioned, a chairman chosen by the vote of the shareholders present in person or represented by proxy at the meeting and entitled to cast a majority of the votes which might be cast at such meeting for the election of directors or, if in the case of a special meeting at which directors are not to be elected, the matter to be voted on at the meeting on which the greatest number of shareholders are entitled to vote, shall act as chairman. The Secretary, or in the Secretary's absence an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof. The Board of Directors of the Corporation shall be entitled to make such rules, regulations and procedures for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules, regulations and procedures for maintaining order at the meeting and the safety of those present, limitations on entry to and participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit,



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restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and except to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

     Section 7. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of shares of stock entitled to cast a majority of the votes at the meeting, represented in person or by proxy, shall constitute a quorum at all meetings of the shareholders, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares of such class or series entitled to cast a majority of the votes shall constitute a quorum of such class or series for the transaction of such business. The chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The shareholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 8. Vote of Shareholders. Except as otherwise required by law or the Certificate of Incorporation: (a) all action by shareholders shall be taken at a shareholders' meeting unless the Board of Directors shall determine that such action shall be taken by written consent of shareholders; (b) directors to be elected at a meeting of shareholders shall be elected by plurality of the votes cast at such meeting by the holders of shares entitled to vote in the election; and (c) whenever any corporate action, other than the election of directors, is to be taken by vote of the shareholders at a meeting thereof, it shall be authorized by a majority of the votes cast at such meeting by the holders of stock entitled to vote thereon.


                                  ARTICLE III.

                               BOARD OF DIRECTORS

     Section 1. Number. The number of directors constituting the Board of Directors of the Corporation shall be such number as is fixed from time to time in accordance with Articles 5 and 8 of the Certificate of Incorporation of the Corporation by resolution adopted by a majority of the entire Board of Directors or by the shareholders, but in no event shall be less than five nor more than forty. Each director elected by the shareholders shall hold office until the next annual meeting of shareholders at which directors of the class to which such director was apportioned are to be elected and until that director's successor shall have been elected and qualified, unless such director dies, resigns, becomes disqualified, or is removed. As used in these By-Laws, "entire board" means the total number of directors which the Corporation would have if there were no vacancies.

     Section 2. General Powers. The business, properties and affairs of the Corporation shall be managed under the direction of the Board of Directors, which, without limiting the


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generality of the foregoing, shall have power to elect the officers of the
Corporation, to appoint and direct agents, and to grant general or limited authority to officers, employees and agents of the Corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the shareholders by law or the Certificate of Incorporation.

     Section 3. Place of Meetings. Meetings of the Board of Directors shall be held at the principal executive offices of the Corporation, or at such other place within or without the State of New Jersey as may, from time to time, be fixed by resolution of the Board of Directors, or in the absence of such resolution, as may be fixed by the Chairman or President.

     Section 4. Organization Meeting. A newly elected Board of Directors shall meet and organize, as soon as practicable, after each annual meeting of shareholders, without notice of such meeting, provided a majority of the entire Board of Directors is present. If such a majority is not present, such organization meeting may be held at any other time or place which may be specified in a notice given as provided in Section 6 of this Article III for special meetings of the Board of Directors.

     Section 5. Regular Meetings. The Board of Directors shall meet without notice at least five times each calendar year at such times and places as shall have been previously fixed by resolution of the Board of Directors.

     Section 6. Special Meetings: Notice. Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman, any Vice Chairman, the President, or the Chairman of the Executive Committee, or on the request in writing of a majority of the entire Board of Directors. Notices of special meetings shall be mailed to each director, addressed to the director's residence or usual place of business, not later than five days before the day on which the meeting is to be held, or shall be sent to the director at such place by courier, overnight mail, telex, telegram or facsimile, or be delivered personally or by telephone, not later than twelve hours before the time and day of meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice, or waiver of notice, of such meeting, although in the ordinary course of events the purpose of the meeting will be indicated in the notice. Unless limited by law, the Certificate of Incorporation, the By-Laws or by the terms of the notice thereof, any and all business may be transacted at any special meeting.

     Section 7. Quorum and Manner of Acting. At every meeting of the Board of Directors or a Committee thereof, a majority of the entire Board of Directors or Committee, as the case may be, shall constitute a quorum; and except as otherwise provided by law, the Certificate of Incorporation, or the By-Laws, the vote of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors or the Committee. Any or all of the directors may participate in all or any part of a meeting of the Board or a Committee of the Board of which the director is a member by means of conference



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

telephone or any means of communication by which all persons participating in the meeting are able to hear each other. Directors so participating will be deemed present.

     Section 8. Voting. On any question on which the Board of Directors or any Committee thereof shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting when any member of the Board or such Committee so requests. A director present at any meeting of the Board of Directors or any Committee thereof of which such director is a member at which any corporate action is taken shall be presumed to have concurred in the action taken unless such director's dissent shall be entered in the minutes of the meeting or unless such director shall file a written dissent to such action with the person acting as the secretary of the meeting before or promptly after the adjournment thereof. Such right to dissent shall not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or any Committee thereof of which such director is a member, at which any such action is taken shall be presumed to have concurred in the action unless such director shall file a dissent with the Secretary of the Corporation within a reasonable time after learning of such action.

     Section 9. Directors' Compensation. A majority of the directors in office shall have authority to establish, from time to time, the amount of compensation which shall be paid to any of its members for services as directors, officers, or otherwise.

     Section 10. Action Without Meeting. The Board of Directors or any Committee thereof may act without a meeting if, prior or subsequent to such action, all members of the Board of Directors or of such Committee consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board of Directors or such Committee.

     Section 11. Resignations. Any director may resign at any time by giving written notice thereof to the Corporation. Any resignation shall be effective immediately upon receipt or at such subsequent time as shall be specified in the notice of resignation.

     Section 12. Vacancies. Subject to applicable law and the Certificate of Incorporation and the rights of holders of Preferred Stock, any vacancy in the Board of Directors, however caused, and any newly created directorships resulting from an increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though less than a quorum of the Board of Directors. A director so chosen shall hold office until the next Annual Meeting of Shareholders and until such director's successor shall have been elected and qualified. The death, disability, removal or resignation of a director shall not create a vacancy, but shall automatically reduce by one the number of directors determined pursuant to Article III,
Section 1.

     Section 13. Eligibility. A person at the time of election to the Board of Directors, at the time of any nomination pursuant to Section 5 of Article II, and during the continuation of directorship, must have record ownership, individually or jointly with another, of 1,000 shares of Common Stock of the Corporation. No person shall be eligible for election or reelection to the Board of Directors after attaining age 73.

                                  ARTICLE IV.

                 COMMITTEES OF THE BOARD:  EXECUTIVE COMMITTEE

     Section 1. Constitution and Powers. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, shall appoint from among its members an Executive Committee and an Audit Committee and may appoint one or more other Committees, and may appoint one of its members to serve as Chairman of any such Committee. Unless otherwise determined by resolution adopted by a majority of the entire Board of Directors, all directors not serving as members of a Committee are appointed to serve as alternate members of such Committee who may replace any absent or disabled member at any meeting of the Committee. In the absence or disability of any member of a Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may, by a unanimous, but not less than unanimous, vote appoint any alternate member of the Committee to act at the meeting with all the powers of such absent or disabled member. Each Committee shall have such powers as provided in such resolution or in the By-Laws, except that no such Committee shall:

     (a)   make, alter or repeal any By-Law of the Corporation;

     (b)   elect or appoint any director, or remove any officer or director;

     (c) submit to the shareholders any action which requires approval of the shareholders; or

     (d) amend or repeal any resolution theretofore adopted by the Board of Directors which by its terms is amendable or repealable only by the Board of Directors.

     Section 2. Regular Meetings. Meetings of a Committee of the Board of Directors shall be held at such times and places as shall have been previously fixed by resolution of the Committee or the Board of Directors.

     Section 3. Special Meetings. A special meeting of a Committee may be called at any time by the Chairman of the Committee, the Chairman, any Vice Chairman, or the President; on the written request of any three members of a Committee such meeting shall be called by one of said officers or by the Secretary. Notice of any such special meeting shall be given to each member in the manner provided in Section 6 of Article III for the giving of notice of a special meeting of the Board of Directors.

     Section 4. Records. Each Committee shall keep minutes of its acts and proceedings, which shall be submitted to the Board of Directors no later than the next meeting of the Board of Directors occurring more than two days after the Committee meeting. Any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.



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


     Section 5. Executive Committee. The Executive Committee shall have and may exercise, when the Board of Directors is not in session, all the powers of the Board of Directors in the management of the business and affairs of the Corporation including authority to take all action provided in the By-Laws to be taken by the Board of Directors, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as provided in Section 1 of this Article IV.


                                   ARTICLE V.

                                AUDIT COMMITTEE

     Section 1. Appointment. The Board of Directors shall appoint an Audit Committee consisting of not less than three directors who are not officers or employees of the Corporation or of any of its subsidiaries.

     Section 2. Selection of Certified Public Accountants: Conferences Therewith. The Audit Committee shall select and employ on behalf of the Corporation, subject to ratification by the shareholders, a firm of certified public accountants whose duty it shall be to audit the books and accounts of the Corporation for the fiscal years in which they are appointed, and who shall report to said Committee. The Audit Committee shall confer with the auditors and shall determine, and from time to time shall report to the Board of Directors, upon the scope of the auditing of the books and accounts of the Corporation.

     Section 3. Conferring with Officers of the Corporation. In general, the Committee shall have the power to confer with and direct the officers of the Corporation to the extent necessary to perform the customary duties of an Audit Committee of a public company and carry out the purposes of this Article V.


                                  ARTICLE VI.

                                    OFFICERS

     Section 1. Officers. The Corporation shall have a Chairman of the Board, who may be referred to by the title of Chairman, a President, a Chairman of the Executive Committee, a Treasurer, a Secretary and an Auditor, and may have one or more Vice Chairmen, and one or more Vice Presidents and a Comptroller; and such officers shall be elected by the Board of Directors, except that officers below the rank of Senior Vice President may be appointed by the Chief Executive Officer. The Board of Directors may also elect such other officers and appoint such other agents as in their judgment the business of the Corporation may require. A vacancy in any office other than that of Chairman or President may be filled by the Chief Executive Officer until the next meeting of the Board of Directors.

     Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after



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the annual meeting of the shareholders.  If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until the next annual election of officers or until such officer's death or until such officer shall be disqualified, resign or be removed from office. The Chairman and the President each shall be removed only by resolution adopted by two-thirds of the entire Board of Directors (other than the officer being voted upon). All other officers shall hold office at will at the pleasure of and until removed or not re-elected by the Board of Directors.

     Any officer may resign at any time by giving written notice thereof to the Corporation. Any resignation shall be effective immediately unless a subsequent date certain is specified for it to take effect.

     Section 3. Chief Executive Officer. The Board of Directors of the Corporation may designate either the Chairman or the President to act as Chief Executive Officer of the Corporation. The Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board of Directors and, subject to the authority of the Board of Directors, the Chief Executive Officer shall be responsible for formulation and execution of policy for the Corporation, and shall have authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, and in general to exercise all powers generally appertaining to the chief executive officer of a corporation.

     Section 4. Chairman. The Chairman shall act as chairman at meetings of the shareholders and preside at meetings of the Board of Directors and shareholders. The Chairman shall exercise all powers generally pertaining to the chairman of a corporation, and shall have such further powers and duties as may from time to time be assigned by the Board of Directors.

     Section 5. President. The President, in the absence of the Chairman, shall preside at all meetings of the Board of Directors and the shareholders. In the absence of the Chairman, the President shall exercise the powers and duties of the Chairman. The President shall exercise all powers generally appertaining to the president of a corporation, and shall also have such further powers and duties as may from time to time be assigned by the Board of Directors.

     Section 6. Chairman of the Executive Committee. The Chairman of the Executive Committee, in the absence of the Chairman and the President, shall act as chairman at meetings of the shareholders and of the Board of Directors and shall preside at meetings of the Executive Committee and shall also have such further powers and duties as may from time to time be assigned by the Board of Directors.

     Section 7. Vice Chairmen. The Board of Directors may elect one or more Vice Chairmen of the Corporation. In the absence of the Chairman and the President, their powers and duties shall be exercised by the Vice Chairman, or if there be more than one Vice Chairman present, by the one of them first elected to such office. In the absence or unavailability of the Chairman or the President, each Vice Chairman shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. Each of them shall also have such further powers and duties as may from time to time be assigned by the Board of Directors or the Chief Executive Officer.

     Section 8. Vice Presidents. Vice Presidents shall perform such duties and have such powers as may, from time to time, be assigned to them by the Board of Directors or the Chief Executive Officer.

     Section 9. Secretary, Treasurer and Comptroller. The Secretary, Treasurer and Comptroller shall generally have such powers and perform all the duties usually appertaining to their respective offices. In the absence of the Secretary, Treasurer or Comptroller such person as shall be designated by the Chief Executive Officer shall perform the duties of the absent officer.

     Section 10. Auditor. The Auditor is responsible for all matters relating to accounting controls, financial controls and asset controls of the Corporation and its subsidiaries, under direction of the Audit Committee of the Board of Directors and the general supervision of the Chief Executive Officer. The Auditor shall perform such additional duties as shall be assigned by the Board of Directors, the Audit Committee, the Chairman of the Audit Committee, and the Chief Executive Officer. In the absence of the Auditor, such other person as shall be designated by the Chairman of the Audit Committee shall perform the duties of the Auditor.

     Section 11. Compensation. The compensation of the Chairman, the President, the Chairman of the Executive Committee, the Vice Chairmen, and the Auditor shall be fixed by the Board of Directors. The compensation of all other officers and other employees and agents of the Corporation may be fixed by the Chief Executive Officer unless determined to the contrary by the Board of Directors.


                                  ARTICLE VII.

                          STOCK AND TRANSFERS OF STOCK

     Section 1. Stock Certificates. The stock of the Corporation shall be represented by certificates in such form as approved by and as signed by the Chairman or a Vice Chairman of the Board of Directors or the President or a Vice President and may be countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all signatures may be facsimiles. In case any officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon any certificate shall have ceased to hold such position before such certificate is issued, it may be issued by the Corporation with the same effect as if such officer, Transfer Agent or Registrar held such position at the date of its issue. The certificates representing the stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

     Section 2. Transfer Agents and Registrars. The Board of Directors may, in its discretion, appoint one or more banks or trust companies in the Borough of Manhattan, City,

County and State of New York, and in such other city or cities as the Board of Directors may deem advisable, including any banking subsidiaries of the Corporation, from time to time, to act as Transfer Agents and Registrars of the stock of the Corporation; and upon such appointments being made, no stock certificate shall be valid until countersigned by one of such Transfer Agents and registered by one of such Registrars. Any or all of such signatures may be facsimiles.

     Section 3. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class of stock, with duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require. No transfer of stock other than on the records of the Corporation shall affect the right of the Corporation to pay any dividend upon the stock to the holder of record thereof or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the records of the Corporation.

     Section 4. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Chairman, President, or Secretary or any other officer or officers or any agent or agents thereunto duly authorized by the Board of Directors, may authorize the issuance of a substitute certificate in place of the certificate so lost, stolen or destroyed, and may cause or authorize such substitute certificate to be countersigned by the appropriate Transfer Agent (or where such duly authorized agent is the Transfer Agent may itself countersign) and registered by the appropriate Registrar; provided, however, that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation and to such of its Transfer Agents and Registrars as may require the same evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.


                                 ARTICLE VIII.

                                 CORPORATE SEAL

     Section 1. Seal. The seal of the Corporation shall be in such form as may be approved, from time to time, by the Board of Directors.

     Section 2. Affixing and Attesting. The seal of the Corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In the absence of Secretary, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer or by any other person or persons as may be designated by the Board of Directors.

                                  ARTICLE IX.

                                 MISCELLANEOUS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

     Section 2. Signatures on Negotiable Instruments. All bills, notes, checks, or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

     Section 3. Shares of Other Corporations. The Chairman, President, Vice Chairman or Secretary is authorized to nominate directors or trustees and to vote, represent and exercise on behalf of the Corporation, all rights incident to any and all shares or membership rights of any other corporation, association, bank or governmental entity, standing in the name of the Corporation. The authority herein granted to said officer to vote or represent on behalf of the Corporation may be exercised either by said officer in person or by any person authorized so to do by proxy or power of attorney duly executed by said officer on behalf of the Corporation. Notwithstanding the above, however, the Board of Directors, in its discretion, may designate by resolution the person to vote or represent said shares of other corporations.

     Section 4. References to Article and Section Numbers and to the Certificate of Incorporation. Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the Certificate of Incorporation, such reference is to the Restated Certificate of Incorporation, as may be amended from time to time.

     Section 5. Indemnification and Insurance. (a) Each person who was or is made a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that he or she is or was a corporate agent of the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a corporate agent or in any other capacity while serving as a corporate agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the laws of the State of New Jersey as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses and liabilities in connection therewith, and such indemnification shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of such corporate agent's heirs, executors, administrators and other legal representatives; provided, however, that except as provided in Section 5(c) of this By-Law, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this By-Law shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that the advancement of counsel fees to a claimant other than a claimant who is or was a director or Executive Vice President or higher ranking officer of the Corporation shall be made only when the Board of Directors or the General Counsel of the Corporation determines that arrangements for counsel are satisfactory to the Corporation; and provided, further, that if the laws of the State of New Jersey so require, the payment of such expenses incurred by a corporate agent in such corporate agent's capacity as a corporate agent (and not in any other capacity in which service was or is rendered by such person while a corporate agent, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such corporate agent to repay all amounts so advanced if it shall ultimately be determined that such corporate agent is not entitled to be indemnified under this By-Law or otherwise.

     (b) To obtain indemnification under this By-Law, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 5(b), a determination, if required by applicable law, with respect to the claimant's entitlement thereto shall be made as follows: (1) if requested by a claimant who is or was a director or Executive Vice President or higher ranking officer of this Corporation, by independent counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant; or (2) if the claimant is not a person described in Section 5(b)(1), or is such a person and if no request is made by such a claimant for a determination by independent counsel, (A) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors (as hereinafter defined), or (B) if a quorum of the Board of Directors consisting of disinterested directors is not obtainable or, even if obtainable, such quorum of disinterested directors so directs, by independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant. In the event the determination of entitlement to indemnification is to be made by independent counsel at the request of the claimant, the independent counsel shall be selected by the Board of Directors and paid by the Corporation. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 20 days after such determination.

     (c) If a claim under Section 5(a) of this By-Law is not paid in full by the Corporation within thirty days after a written claim pursuant to Section 5(b) of this By-Law has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim, including attorney's fees. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the laws of the State of New Jersey for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or independent counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the laws of the State of New Jersey, nor an actual determination by the Corporation (including its Board of Directors or independent counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     (d) If a determination shall have been made pursuant to Section 5(b) of this By-Law that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 5(c) of this By-Law.

     (e) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this By-Law shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or disinterested directors or otherwise. No repeal or modification of this By-Law shall in any way diminish or adversely affect the rights of any corporate agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     (f) The Corporation may maintain insurance, at its expense, to protect itself and any corporate agent of the Corporation or other enterprise against any expense or liability, whether or not the Corporation would have the power to indemnify such person against such expense or liability under the laws of the State of New Jersey.

     (g) If any provision or provisions of this By-Law shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this By-Law (including, without limitation, each portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this By-Law (including, without limitation, each such portion of any section of this By-Law containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     (h)   For purposes of this By-Law:

     (1) "disinterested director" means a director of the Corporation who is not and was not a party to or otherwise involved in the matter in respect of which indemnification is sought by the claimant.

     (2) "independent counsel" means a law firm, a member of a law firm, or an independent practitioner that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant's rights under this By-Law.

     (3) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in an consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any subsidiary of the Corporation or of any other enterprise, serving as such at the request of this Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

     (4) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

     (5)   "expenses" means reasonable costs, disbursements and counsel fees;

     (6) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

     (7) "proceeding" means any pending, threatened or completed civil, criminal, administrative, legislative, investigative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

     (8) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation."

     (i) Any notice, request or other communication required or permitted to be given to the Corporation under this By-Law shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

     (j) This By-Law shall be implemented and construed to provide any corporate agent described above who is found to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation the maximum indemnification, advancement of expenses, and reimbursement for liabilities and expenses allowed by law.

     Section 6. Waiver of Notice. Any notice required by these By-Laws, by the Certificate of Incorporation, or by law may be waived in writing by any person entitled to notice. The waiver or waivers may be executed either before or after the event with respect to which notice is waived. Each director or shareholder attending a meeting without protesting, prior to its conclusion, the lack of proper notice shall be deemed conclusively to have waived notice of the meeting.


                                   ARTICLE X.

                                   AMENDMENTS

     The By-Laws may be altered, amended or repealed, and new By-Laws adopted from time to time, by resolution adopted by two-thirds of the entire Board of Directors at any regular or special meeting.